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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of report (date of earliest event reported): November 1, 2001



                            Data Return Corporation
             (Exact name of Registrant as specified in its charter)



        Texas                          0-27801                    75-2725998
(State of Incorporation)        (Commission File Number)      (I.R.S. Employer
                                                          Identification Number)

222 West Las Colinas Boulevard, Suite 450
            Irving, Texas                                            75039
(Address of Principal Executive Offices)                          (Zip Code)


      Registrant's telephone number, including area code:  (972) 869-0770

  Former Name or Former Address, if Changed Since Last Report:  Not Applicable

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ITEM 5.  OTHER EVENTS.

     On November 1, 2001, divine, inc., a Delaware corporation ("Parent"), TD Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and Data Return Corporation, a Texas corporation (the "Registrant"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Registrant has agreed to be acquired by Parent. Copies of the Merger Agreement and the joint press release issued in connection therewith are attached hereto as Exhibit 2.1 and Exhibit 99.3, respectively, and are incorporated herein by reference.

     Subject to the terms and conditions of the Merger Agreement, Merger Subsidiary will merge with and into the Registrant (the "Merger"), with the Registrant to survive the Merger as a wholly-owned subsidiary of Parent. Pursuant to the terms of the Merger Agreement, each issued and outstanding share of common stock, par value $0.001 per share, of the Registrant ("Registrant Common Stock"), including the associated rights under the Registrant's Rights Agreement, will, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive 1.9876 shares (the "Exchange Ratio") of Class A common stock, par value $0.001 per share, of Parent ("Parent Common Stock"), including the associated rights under Parent's Rights Agreement. Notwithstanding the preceding sentence, in the event that the Exchange Ratio would result in the issuance of more than 72,250,000 shares of Parent Common Stock in the Merger, the Exchange Ratio will be adjusted to equal the quotient of 72,250,000 divided by the total number of shares of Registrant Common Stock outstanding immediately prior to the effective time of the Merger. If the Merger were consummated today, Parent would be required to issue approximately 72,000,000 shares of Parent Common Stock to holders of Registrant Common Stock; thus, the Exchange Ratio would not be subject to adjustment. Although the Registrant can give no definitive assurance on this matter, the Registrant does not intend to issue shares of Registrant Common Stock prior to the effective time of the Merger, except for shares issued upon exercise of outstanding employee stock options or warrants. The Registrant believes it is unlikely that a sufficient number of its options or warrants will be exercised prior to the effective time of the Merger so as to trigger a material adjustment to the Exchange Ratio. The foregoing statements of the Registrant's intent and belief are forward looking statements and are subject to the risk and uncertainty associated with the fact that the Registrant cannot control or predict with certainty the behavior of its option holders or warrant holders.

     All shares of Registrant Common Stock converted in the Merger will, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and cease to exist, and each holder of a certificate theretofore representing any such shares of Registrant Common Stock will thereafter cease to have any rights with respect to such shares, except the right to receive, upon the surrender of such certificate (or other appropriate action) in accordance with the terms and conditions of the Merger Agreement, the number of shares of Parent Common Stock specified above. Each share of Merger Subsidiary common stock issued and outstanding immediately prior to the Merger will be converted into, and will become, one share of common stock, par value $0.001 per share, of the surviving corporation.

     In addition, subject to the terms and conditions of the Merger Agreement, each outstanding and unexercised option to purchase Registrant Common Stock will, (i) to the extent

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permitted by the applicable plans and option agreements, be terminated if the result of dividing the exercise price of such option by the Exchange Ratio described above (the "Post-Merger Exercise Price") is greater than the closing sale price of Parent Common Stock on the trading day immediately preceding the Merger ("Terminated Options"), or (ii) if the Post-Merger Exercise Price of such option is less than or equal to the closing sale price of Parent Common Stock on the trading day immediately preceding the Merger, become and represent an option to purchase the number of shares of Parent Common Stock determined in accordance with the terms of the Merger Agreement. Promptly after the Merger, Parent will grant options to purchase Parent Common Stock to holders of Terminated Options in consideration for the termination thereof. Each outstanding and unexercised warrant to purchase Registrant Common Stock will become and represent a warrant to purchase the number of shares of Parent Common Stock determined in accordance with the terms of the Merger Agreement.

     The Merger is expected to close in December 2001 or January 2002, and is subject to approval by the Registrant's and, if required, Parent's stockholders and satisfaction of customary closing conditions.

     In connection with the Merger Agreement, Parent has or will enter into a voting agreement (the "Voting Agreement") with certain shareholders of the Registrant pursuant to which such shareholders will agree to vote their shares of the Registrant's Common Stock held by them in favor of the adoption and approval of the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to such shareholders. Each such shareholder will further agree not to vote its shares in favor of any of the following: (i) any proposal to acquire the Registrant other than the Merger Agreement, (ii) any merger, consolidation, reorganization, recapitalization, sale of assets, liquidation, dissolution, or other business combination transaction involving the Registrant, (iii) any removal of members of the board of directors of the Registrant, (iv) any amendment to the Registrant's articles of incorporation, or (v) any other action that is inconsistent with the Merger or that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreement. A copy of the form of Voting Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     In connection with the Merger Agreement, the Registrant and Parent also entered into a Credit Agreement, pursuant to which Parent has agreed to make available to the Registrant interim financing of up to a maximum of (i) $5,800,000 from the Closing Date (as defined in the Credit Agreement) to November 15, 2001, (ii) $8,550,000 from November 15, 2001 to December 15, 2001, and (iii) $9,800,000 from December 1, 2001 to January 1, 2002, subject to the earlier consummation of the Merger. A copy of the Credit Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

     In connection with the Merger Agreement, the Registrant has amended its Rights Agreement, dated as of September 27, 1999 (as amended, the "Rights Agreement"), between the Company and Chasemellon Shareholder Services, L.L.C., as Rights Agent. The description and

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terms of the amendment are set forth in First Amendment to Rights Agreement attached hereto as Exhibit 4.1 and incorporated herein by reference.

     This Current Report on Form 8-K contains forward-looking information. Statements made herein that reflect the Registrant's or its management's intentions, plans, beliefs, expectations or predictions of "future events" are forward-looking statements. Actual results or outcomes could differ materially from those contemplated in the forward-looking information and statements contained herein. The forward-looking statements contained herein represent the judgment of the Registrant as of the date of this report, and the Registrant disclaims any intent or obligation to update or revise such forward-looking statements to reflect any change in the Registrant's expectations with regard thereto or any change in events, conditions or circumstances on which such statements are based.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) EXHIBITS.

Exhibit No.    Description

 2.1 Agreement and Plan of Merger, dated as of November 1, 2001, among divine, inc., TD Acquisition Corp. and the Registrant.

 4.1 First Amendment to Rights Agreement, dated as of October 26, 2001, between the Registrant and Chasemellon Shareholder Services, L.L.C., as Rights Agent.

99.1 Form of Shareholders Voting Agreement to be entered into between divine, inc. and the shareholders of the Registrant named therein.

99.2 Credit Agreement, dated as of November 1, 2001, between the Registrant as Borrower and divine, inc. as Lender.

99.3 Joint Press Release of divine, inc. and the Registrant, dated November 1, 2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 2, 2001             DATA RETURN CORPORATION


                                    By:  /s/ Sunny C. Vanderbeck
                                         -----------------------
                                    Name:  Sunny C. Vanderbeck
                                    Title: Chairman and Chief Executive Officer

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                                 EXHIBIT INDEX

Exhibit No.    Description

2.1 Agreement and Plan of Merger, dated as of November 1, 2001, among divine, inc., TD Acquisition Corp. and the Registrant.

4.1 First Amendment to Rights Agreement, dated as of October 26, 2001, between Data Return Corporation and Chasemellon Shareholder Services, L.L.C. as Rights Agent.

99.1 Form of Shareholders Voting Agreement to be entered into between divine, inc. and the shareholders of the Registrant named therein.

99.2 Credit Agreement, dated as of November 1, 2001, between the Registrant as Borrower and divine, inc. as Lender.

99.3 Joint Press Release of divine, inc. and the Registrant, dated November 1, 2001.

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